UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

THUNDER MOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Idaho	001-08429	91-1031015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11770 W. President Drive, Ste. F
 Boise, Idaho, United States 83713
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (208) 658-1037

11770 W. President Dr., Ste. F
 Boise, Idaho, 83713 United States
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 10, 2024, the Company's shareholders approved three proposals at their Annual Meeting.

Of the 60,855,579 shares of the Company's Common Stock outstanding, as of the record date of October 16, 2024,  39,265,909 shares were represented at the Annual Meeting. The Company's shareholders voted on three proposals listed below, that were described in detail in the Company's definitive proxy statement for the Annual Meeting. Computershare Investor Services, of Denver, Colorado, served as Inspector of Voting.

Proposal 1: The shareholders elected each of the seven director nominees set forth below, to serve a one-year term, expiring at the next Annual Meeting of Shareholders.  The voting results were as follows:

Name of Candidate	For	Abstain	Voted % For Present Proxies
Eric T. Jones	34,033,760	2,134,911	94.10%
E. James Collord	32,135,665	4,033,006	88.85%
Paul Beckman	32,267,865	3,900,806	89.21%
Ralph Noyes	33,804,115	2,364,556	93.46%
Douglas J. Glaspey	33,919,115	2,249,556	93.78%
James A. Sabala	33,527,865	2,640,806	92.70%
Larry D. Kornze	32,518,565	3,650,106	89.91%

Proposal 2: The shareholders also ratified and reapproved the Stock Option Plan, as summarized below:

Shares Voted
For	Against	Abstentions	Voted For % Present Proxies
33,488,878	2,670,690	9,103	92.59%

Proposal 3:  The shareholders ratified and reapproved the appointment of DeCoria, Maichel & Teague P.S. as independent auditors, indicated below:

Shares Voted
For	Against	Abstentions	Voted % Present
39,176,462	46,835	42,612	99.77%

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.
(Registrant)

By: /s/ ERIC T. JONES
Eric T. Jones
President and Chief Executive Officer

Date:  December 12, 2024